                                                _____________, 2003

Board of Trustees
Delaware VIP Trust
One Commerce Square
Philadelphia, PA 19103

               Re: Agreement and Plan of Reorganization (the "Plan") dated as of
               ______________,   2003,   adopted  by  the   Delaware  VIP  Trust
               ("Trust"),  a statutory  trust formed under the laws of the State of Delaware, on behalf of two of the Trust's series, Delaware VIP
               Devon  Series (the  "Acquired  Fund") and  Delaware VIP Large Cap
               Value  Series  (the  "Acquiring  Fund")   ("Acquiring  Fund"  and
               together    with    the    Acquired     Fund,     the    "Funds")
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Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"),
which  will  consist  of:  (i)  the   acquisition   by  the  Acquiring  Fund  of
substantially  all  of  the  property,  assets  and  goodwill,  subject  to  the liabilities,  of the Acquired Fund, in exchange  solely for shares of beneficial
interest,   without  par  value,  of  the  Acquiring  Fund-Standard  Class  (the
"Acquiring  Fund-Standard  Class  Shares")  and shares of  beneficial  interest, without  par  value,  of the  Acquiring  Fund  -Service  Class  (the  "Acquiring
Fund-Service  Class Shares") (the Acquiring  Fund-Standard  Class Shares and the
Acquiring  Fund-Service  Class  Shares  are  collectively  referred  to  as  the
"Acquiring   Fund  Shares");   (ii)  the   distribution  of  (a)  the  Acquiring
Fund-Standard  Class Shares to the holders of the Acquired Fund -Standard  Class shares  (the  "Acquired  Fund-Standard  Class  Shares"),  and (b) the  Acquiring
Fund-Service  Class Shares to the holders of the Acquired  Fund  -Service  Class shares (the "Acquired  Fund-Service  Class Shares") (the Acquired  Fund-Standard
Class  Shares  and the  Acquired  Fund-Service  Class  Shares  are  collectively referred  to as the  "Acquired  Fund-Shares"),  according  to  their  respective interests in complete liquidation of the Acquired Fund; and (iii) the subsequent dissolution of the Acquired Fund, as soon as practicable  after the closing (the
"Closing  Date") of the  Reorganization,  all upon and  subject to the terms and conditions of the Plan.

     In rendering our opinion,  we have reviewed and relied upon:  (a) the Plan, made as of the ____ day of  __________,  2003,  by the  Trust on  behalf  of the
Acquired  Fund and the  Acquiring  Fund;  (b) the proxy  materials  provided  to shareholders  of the Acquired  Fund in  connection  with the Special  Meeting of
Shareholders   of  the  Acquired  Fund  held  on  April  4,  2003;  (c)  certain representations  concerning the Reorganization made to us by the Trust on behalf of Acquired Fund and the Acquiring Fund in a letter dated __________,  2003 (the
"Representation  Letter"); (d) all other documents,  financial and other reports and corporate minutes we deemed relevant or appropriate;  and (e) such statutes, regulations,  rulings and  decisions  as we deemed  material in  rendering  this opinion. All terms used herein, unless otherwise defined, are used as defined in the Plan.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the Closing Date,  satisfies,  and  immediately  following the Closing Date, the
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable  laws of the State of Delaware,  the terms of the
Plan and the statements in the Representation Letter, it is our opinion that:

     1. The acquisition by the Acquiring Fund of substantially all of the assets of the Acquired  Fund as provided for in the Plan in exchange for the  Acquiring
Fund Shares and the assumption by the Acquiring  Fund of all of the  liabilities of the Acquired Fund,  followed by the  distribution by the Acquired Fund to its shareholders  of the  Acquiring  Fund  Shares  in  complete  liquidation  of the
Acquired Fund,  will qualify as a  reorganization  within the meaning of Section
368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund each will be a "party to the  reorganization"  within the  meaning  of Section  368(b) of the
Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer of  substantially  all of its assets to the Acquiring  Fund in exchange solely for the Acquiring Fund Shares and Acquiring Fund's assumption of Acquired
Fund's liabilities pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt  by it of  substantially  all of the  assets  of the  Acquired  Fund  in exchange for the Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired Fund (in pursuance of the Plan) pursuant to Section
361(c)(1) of the Code.

     5. The basis of the assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the exchange of their  Acquired Fund Shares for Acquiring  Fund Shares
(including  fractional shares to which they may be entitled) pursuant to Section
354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset  pursuant to Section  1223(1) of the Code on the Closing
Date.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is conditioned  upon the  performance by the Trust on behalf of the Acquiring Fund and the Acquired Fund of their  undertakings  in the Plan and the Representation  Letter. Our opinion is limited to the transactions  incident to the Reorganization  described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect,  if any, of the  Reorganization
(and/or the transactions  incident thereto) on any other transaction  and/or the effect, if any, of any such other transaction on the Reorganization.

     This opinion is being rendered to the Trust on behalf of Acquiring Fund and the Acquired Fund and may be relied upon only by such Funds and the shareholders of each.  We hereby  consent  to the use of this  opinion  as an  exhibit to the
Registration  Statement of the Acquiring  Fund on Form N-14,  and any amendments thereto, covering the registration of the shares of the Acquiring Fund under the
Securities Act of 1933, as amended, to be issued in the Reorganization.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                                      By:   _________________________
                                                       , a Partner